Chief Executive Officer Certification required under Section 906 of Sarbanes-Oxley Act of 2002

I, Merrick Kleeman,
President of the Company, certify, that:

1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

/s/ Merrick Kleeman

Name:	Merrick Kleeman
Title:	President (Chief Executive Officer)
Date:	April 23, 2004